                                                                   Exhibit 10.12

                                                                  EXECUTION COPY

                            ASSET PURCHASE AGREEMENT
                            ------------------------

      This Asset Purchase  Agreement (the "AGREEMENT")  dated December 28, 2006, by and between  Illinois  Tool Works Inc.,  a Delaware  corporation,  having its principal office at 3600 West Lake Avenue, Glenview, Illinois 60026 ("ITW"), ITW
Canada, a limited  partnership  governed by the law of Ontario,  having its head office at 241 Gough Road, Markham,  Ontario L3R 5B3 ("ITW CANADA"),  represented by its general partner ITW Canada Management Company, a corporation  governed by the law of Nova Scotia,  (ITW and ITW Canada  individually  and collectively the
"SELLERS"),  and OMG Roofing,  Inc., a Delaware corporation having its principal office at 153 Bowles Road,  Agawam,  Massachusetts  01001-0508 (the "Buyer") and
OMG,  Inc., a Delaware  corporation  having its principal  office located at 153
Bowles Road, Agawam, Massachusetts 01001-0508 (the "PARENT").

                              W I T N E S S E T H:

      WHEREAS,  ITW is  presently  engaged in the  mechanical  roof and fastener business, including the business of manufacture and sale of fastener assemblies, namely,  washers or plates,  through it's Buildex Division, and pursuant to this
Agreement  is selling the Buildex  mechanical  roof & fastener  business,  which business involves  fasteners when used in combination with washers or plates, or in  combination  with roofing  battens and tools for  installing  such  fastener assemblies or roofing battens; but only those fasteners, washers or plates which are specifically  used for attaching single or multi-ply  flexible  membranes or insulation sheets to underlayment substrates, such as metal, wood, gypsum-based, cement or concrete  decking,  in a flat roof design, in order to provide sealing and/or  insulation,  in the  territory of North  America (the  "BUSINESS").  The
Business  specifically  excludes  (i)  all  other  roof  fastening  applications manufactured  and/or  sold by other  divisions  of ITW,  for  example,  fastener assemblies,  such as pins and washers,  and tools for attaching decking,  steel, thin metal,  metal cladding,  concrete or other  materials;  (ii)  self-drilling fasteners  whether  or not used in  combination  with  washers  or  plates,  for example, TAPCON(R) anchors, whether or not used to install flexible membranes or insulation sheets by end-users; (iii) insulation fasteners,  whether or not used in combination with washers for plates,  for fastening  insulation between metal substrates,  for example,  insulation TEKS(R) fasteners; (iv) all other building construction  applications and products,  for example,  attaching  insulation to structures  wherein a finish is  applied  over the  insulation  (i.e.,  Exterior
Insulation and Finish Systems or EIFS), or flashing  products;  (v) any adhesive or sealant products whether or not used in roofing applications or for attaching flexible  membranes  or  insulation  sheets to  underlayment  substrates  or for adhering  seams  therebetween;  and (vi)  any and all  other  businesses  of the
Sellers whether within or without the territory of North America.

      WHEREAS,  the Buyer wishes to buy from Sellers,  and Sellers wish to sell, assign and transfer to the Buyer the assets of the Business  sold  hereunder and certain liabilities of Sellers as set forth herein;

      WHEREAS,  Sellers  and  Buyer  desire  to  make  certain  representations, warranties and agreements in connection with the acquisition contemplated herein
(the  "ACQUISITION") and also wish to set forth various conditions  precedent to the consummation of the Acquisition;

      NOW, THEREFORE, in consideration of the mutual covenants,  representations and warranties made herein, and of the mutual benefits to be derived hereby, the parties hereto agree as follows:

1.    PURCHASE AND SALE

      1.1  PURCHASE  AND SALE OF  ASSETS.  Subject  to and upon  the  terms  and conditions set forth in this  Agreement,  as of the Closing (as defined  below),
Sellers will sell, transfer,  convey, assign and deliver to Buyer and Buyer will purchase,  acquire and take  assignment and delivery of the Purchased  Assets of the Business.  The term "PURCHASED ASSETS" shall mean all of the Sellers' right,

title and interest in and to certain  assets,  properties  and rights,  real and personal,  tangible and intangible of the Business,  except for those Assets not specifically  transferred  hereunder and except for Excluded  Assets (as defined below). The Purchased Assets specifically include all rights, title and interest of the Sellers as of the Closing in and to any of the  following  which are held by, used in or  otherwise  constitute  the  Business  (other  than any  Excluded
Asset):

            1.1.1  Tangible  Assets  including  machinery,   equipment,   laptop
computers  (used  by  sales  employees),   vehicles  and  other   transportation
equipment, tools, dies, molds and parts and similar property ("Tangible Assets")
to the extent owned by Sellers and (i) located at 1500 W. Bryn Mawr,  Itasca, IL
60143 (the "1500 Facility")  including those listed on SCHEDULE  1.1.1(I),  (ii)
Tangible  Assets  located at Amber  Engineering  or other  outside  vendors  and specifically  associated  with the Business-  including  those  Tangible  Assets listed on SCHEDULE  1.1.1(II),  and (iii)  those  Tangible  Assets  specifically listed on SCHEDULE  1.1.1(III)  which are  located at ITW  Buildex  1349 W. Bryn
Mawr, Itasca, IL 60143( the"1349 facility").

            1.1.2  Inventories of raw materials,  work-in-process,  and finished products  of the  Business  wherever  located,  including,  but not  limited to, inventories  at the 1500  Facility or with ITW Canada and  inventories  of spare parts,  replacement  and component  parts for the machinery at the 1500 Facility
(collectively, the "Inventories").

            1.1.3 Reserved.

            1.1.4 All open Business  customer  purchase orders,  including those listed on  SCHEDULE  1.1.4(I),  which list shall be current as of  November  28,
2006,  and certain other  contracts,  including all  vendor/supplier  contracts, including those listed on SCHEDULE 1.1.4(II),  which list shall be current as of
November 28, 2006.  All  vendor/supplier  contracts  are included as part of the
Purchased  Assets,  provided  that  no such  individual  contract  provides  for purchases in excess of $25,000 in the aggregate. A list of the suppliers/vendors the  Business  has done  business  with in the year 2006  where  purchases  have exceeded $4,000 is set forth on SCHEDULE 1.1.4(III). A list of all Manufacturers
Representatives  of the Business is set forth on SCHEDULE  1.1.4(IV).  A list of all  customers  in rebate  programs  of the  Business  is set forth on  SCHEDULE
1.1.4(V).

            1.1.5 Accounts receivable held by the Sellers in the U.S. and Canada from  customers  which are  exclusive  customers  of the  Business  as listed on
SCHEDULE 1.1.5, which list shall be current as of December 19, 2006.

            1.1.6 INTELLECTUAL PROPERTY ASSETS. Certain of Sellers' intellectual property rights exclusively used in the Business including:  (i) patents, patent rights,  patent applications,  trademark  registrations and common law trademark rights, (ii) names, (iii) service names, (iv) brand marks, (v) trade names, (vi)
symbols,  and (vii) logos, all as set forth on SCHEDULE 1.1.6,  (viii) websites,
URLs, and domain names  comprised of or confusingly  similar to the items listed in the preceding items (i) through (vii) above,  and (ix) customer lists for the
Business  (collectively,  the "INTELLECTUAL  PROPERTY ASSETS"). It is understood that  Sellers  shall not  transfer  any  rights,  title or interest in or to the following  trademarks,  trade names and/or  service marks and that the following are not transferred pursuant to this Agreement: any other intellectual property, including the names ITW; ILLINOIS TOOL WORKS INC.; ITW BUILDEX; ITW CONSTRUCTION
PRODUCTS;  BUILDEX; BX; BUILDING IDEAS THAT WORK; AUTOTEKS;  AUTOTRAXX;  and any
logos including,  the Hardhat Logo, used by ITW, any business unit or subsidiary of ITW, ITW Construction Products, and/or ITW Canada (collectively, the "BUILDEX
TRADEMARKS");  PROVIDED,  HOWEVER,  that any  inventory  currently  packaged and displaying Buildex Trademarks,  as of the Closing Date (as defined herein),  may be sold by Buyer until fourteen (14) weeks after the Closing Date.  Buyer agrees not to  use  the  Buildex  Trademarks,  or  any  marks  similar  to the  Buildex
Trademarks, to identify or market its goods or services, at any time, and except for the  aforementioned  fourteen week period,  Buyer shall at no time market or identify its goods or services as formerly sponsored by, originally invented by,

or related to Sellers or ITW  Buildex.  Notwithstanding  the  provisions  of the preceding  sentence,  nothing in this  Agreement  shall  prevent  the Buyer from repackaging and selling the  Inventories  under a different brand name after the
Closing Date;

            1.1.7 All rights to causes of action,  lawsuits,  judgments,  claims and  demands  of any  nature  available  to or  being  pursued  by the  Sellers, exclusively  with respect to the  Business or the  ownership,  use,  function or value  of any  Purchased  Asset,  whether  arising  by way  of  counterclaim  or otherwise;

            1.1.8 To the maximum extent permitted by law, without the consent of any other party,  all  guarantees,  warranties,  indemnities  and similar rights relating exclusively to the Business or to any Purchased Assets.

            1.1.9 Computer  Intangible  Property:  The parties  understand  that there may be some intangible  property,  such as certain  financial  information contained  in laptops  Sellers are  keeping,  to be  included  in the  Purchased
Assets.  Information contained therein shall be downloaded and provided to Buyer after the Closing. Sellers agree to convey this information promptly.

Subject to the terms and  conditions  of this  Agreement,  at the  Closing,  the
Purchased  Assets shall be transferred  or otherwise  conveyed to Buyer free and clear of all liabilities, obligations, liens, claims and encumbrances.

      1.2  EXCLUDED  ASSETS.  Notwithstanding  the  foregoing,  the Sellers will retain and not transfer,  and Buyer will not purchase or acquire,  the following assets relating to the Business (collectively, the "EXCLUDED Assets"):

            1.2.1  The  tax  and  corporate   records   including   Articles  of
Incorporation,  corporate  seal,  minute  books,  stock books and other  records having to do with the corporate organization of Sellers;

            1.2.2 Any cash, cash equivalents, and bank accounts;

            1.2.3 Accounts receivable of the Sellers that are not exclusive
Customers of the Business.

            1.2.4  All  tangible  and  intangible  assets  including  machinery, equipment,  computers, vehicles and other transportation equipment, tools, dies, molds and parts and similar property not specifically transferred hereunder;

            1.2.5 Insurance  benefits with respect to any  liabilities  that are threatened  against,  retained by, or otherwise  imposed upon  Sellers,  whether related to the Business or otherwise;

            1.2.6 All proceeds from insurance policies payable to Sellers to the extent such amounts  reimburse Sellers for amounts expended to repair or replace any Purchased Asset prior to the Closing Date;

            1.2.7 All claims,  rights,  interests  and proceeds  with respect to refunds of taxes  (including  property  taxes) for periods ending on or prior to the Closing Date and all rights to pursue appeals of the same;

            1.2.8 All  intellectual  property,  including  all  patents,  patent applications, trade secrets, technical information,  know-how, trademarks, trade names,  copyright,  service marks, and domain names not listed on SCHEDULE 1.1.6 or the Buildex Trademarks;

            1.2.9  Any  employee   benefit  or  incentive  plan,   agreement  or
arrangement  (with the exception of ITW's vacation plan as provided for herein), including,  without  limitation,  any pension,  life insurance,  profit sharing, bonus,  incentive,  deferred compensation,  stock purchase,  stock option, group
insurance,   cafeteria,   severance  pay  or  retirement   plan,   agreement  or
arrangement;

            1.2.10      All general ledgers and books of account maintained
by the Sellers with regard to the Business; and

            1.2.11      All other properties of Sellers, tangible and
intangible, that are not a part of the Purchased Assets of the Business.

      1.3   ASSUMPTION OF LIABILITIES

            1.3.1 Subject to the terms and conditions  set forth herein,  at the
Closing,  the Buyer shall assume and agree to pay,  honor and discharge when due the  following  liabilities  related to the  Business  or the  Purchased  Assets existing at or arising on or after the Closing Date (collectively,  the "ASSUMED
LIABILITIES"):

                  1.3.1.1 any and all  liabilities,  obligations and commitments relating to the Business or the  Purchased  Assets that are reflected and to the extent accrued on the Financial  Statements (as defined  below),  (but excluding liabilities to ITW) and all such  liabilities,  obligations  and  commitments as such may change in the  ordinary  course of  business  between  the date of such
Financial Statements and Closing except, in each case, for Excluded Liabilities;

                  1.3.1.2 any liability, obligation, cost or expense relating to any claim,  litigation or proceeding  based on the conduct of the Business,  the products sold or the ownership,  possession, use or sale of the Purchased Assets subsequent to the Closing Date;

                  1.3.1.3  accrued  vacation for  Transferees (as defined below)
pursuant  to Sellers'  vacation  policy as set forth in the  November  Financial
Statements,  as such vacation  entitlement  may change in the ordinary course of business between the date of the November Financial Statements and Closing; and

                  1.3.1.4 To the  extent  assignable,  any and all  liabilities, obligations  and  commitments  arising  out of  the  agreements,  contracts  and commitments  entered  into by the Sellers  exclusively  in  connection  with the
Business,  including open Business purchase orders and other contracts listed on
SCHEDULE 1.1.4 including,  without  limitation,  upon consent of the Lessor, the
Lease for the 1500 Facility.

            1.3.2 The Buyer hereby  assumes the Assumed  Liabilities,  effective upon and subject to the  Closing.  The Buyer  shall also  execute and deliver to
Sellers an assumption  agreement in a form  reasonably  satisfactory  to Sellers
(the "ASSUMPTION AGREEMENT"), if requested in writing by the Sellers at or after the Closing.

            1.3.3  As of the  Closing  Date,  Buyer  shall  assume  any  and all liabilities,  obligations  and  commitments  arising  from and after the Closing relating to maintenance,  renewal, prosecution,  issuance, opposition, attorney, assignment,  recording,  and/or other fees relating to the Intellectual Property
Assets  transferred   hereunder,   and  any  and  all  royalty  payments  and/or
obligations due pursuant to the License Agreements attached in SCHEDULE 3.10.

      1.4  EXCLUDED  LIABILITIES.  Except for the Assumed  Liabilities,  Sellers
shall retain and be fully liable and responsible for and, therefore, Buyer shall not assume,  agree or be obligated to pay, perform or discharge at any time, any
Taxes (as defined below), claims,  liabilities,  suits, actions,  obligations or commitments,  whether known or unknown,  contingent or otherwise  relating to or arising out of the  operation of the Business or the  ownership of the Purchased
Assets prior to the Closing and any Taxes (as defined below) in connection  with this  transaction  (including  but not limited to,  sales and use taxes and real property  transfer taxes if any),  including,  but not limited to (collectively, the "EXCLUDED LIABILITIES"):

            1.4.1 any liability or  obligation of Sellers to the extent  arising out of (i) any suit,  action,  proceeding,  arbitration,  mediation,  inquiry or pending or threatened  investigation concerning any event occurring prior to the
Closing  or (ii) any  actual or alleged  breach of  applicable  law prior to the
Closing;

            1.4.2 any liability or obligation of Sellers for any federal, state, local or other taxes,  including,  without  limitation,  corporate income taxes, property  taxes,  sales  taxes  and any other  taxes of any kind or  description attributable to periods (or portions  thereof) prior to the Closing,  whether or not relating to the Business  and,  with  respect to periods  subsequent  to the
Closing,  other  than with  respect  to the  operation  of the  Business  or the ownership or use of the Purchased Assets;

            1.4.3 any liability or  obligation  attributable  to any  Employment
Plan of Sellers with the exception of vacation entitlement earned by Transferees pursuant  to the  Sellers'  vacation  policy  as of the  Closing  Date.  For the purposes of this Agreement,  Employment Plan shall mean (i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act
of 1974, as amended ("ERISA"),  (ii) each loan to a non-officer employee,  loans to officers and directors and any stock option,  stock purchase,  phantom stock,
stock  appreciation  right,  supplemental  retirement,   severance,  sabbatical,
medical, dental, vision care, disability, employee relocation, cafeteria benefit
(Code  Section 125) or dependent  care (Code  Section  129),  life  insurance or accident insurance plans, programs, agreements or arrangements, (iii) all bonus, pension,  profit sharing,  savings,  deferred  compensation or incentive  plans, programs,  agreements  or  arrangements,  (iv) other fringe or employee  benefit plans, programs,  agreements or arrangements of the Company and its subsidiaries and (v) any  current  or former  employment,  change of  control,  retention  or executive  compensation  or severance  agreements,  written or otherwise,  as to which unsatisfied  obligations of the Company or any of its subsidiaries  remain for the benefit of, or relating to, any present or former  employee,  consultant or  director  of the  Company  or any of  its  subsidiaries  (collectively,  the
"Employment Plan"); and

            1.4.4 any and all  fees,  costs or  expenses  of any  person,  firm, corporation  or other entity acting on behalf of, or  representing  Sellers as a broker, finder,  investment banker, financial advisor,  accountant,  attorney or other  representative,  in connection  with this Agreement and the  transactions contemplated hereby.

      1.5  NON-ASSIGNMENT  OF CERTAIN  ASSUMED  CONTRACTS.  Except as  otherwise specified in SCHEDULE 1.1.4, to the extent that the assignment  hereunder of any of the Assumed  Contracts (as hereinafter  defined) shall require the consent of any other  party (or in the event that any of the same shall be  nonassignable), neither this  Agreement nor any action taken  pursuant to its  provisions  shall constitute  an  assignment  or an  agreement  to  assign if such  assignment  or attempted  assignment would constitute a breach thereof or result in the loss or diminution  thereof;  PROVIDED,  HOWEVER,  that upon  Buyer's  written  request,
Sellers shall use commercially  reasonable  efforts to assist Buyer in obtaining consents or  approvals  from third  parties as may be  necessary to complete any transfer of any such Assumed Contract;  PROVIDED,  FURTHER, that if such consent
is  not  obtained,   Sellers  shall  cooperate  with  Buyer  in  any  reasonable arrangement  designed to provide for Buyer the full benefits of any such Assumed
Contract including, without limitation, enforcement, for the account and benefit of Buyer, of any and all rights of Sellers against any other person with respect to any such Assumed Contract.

2.    PURCHASE PRICE

      2.1 PURCHASE PRICE. On the terms and subject to the adjustment  provisions set forth in this Agreement,  Buyer agrees to pay or cause to be paid to Sellers an aggregate of  TWENTY-FOUR  Million  Dollars  (US$24,000,000)  (the  "PURCHASE

PRICE") and to assume the Assumed  Liabilities  as provided in Section  1.3. The
Purchase  Price  shall  be  payable  at the  Closing  by the  wire  transfer  of immediately  available  funds  subject  to certain  adjustments  as set forth on
SCHEDULE  2.1 and to the  adjustment  as set forth in  Section  2.3  below.  The
Purchase Price shall be disbursed at Closing in accordance with SCHEDULE 2.1.

      2.2  ALLOCATION OF PURCHASE  PRICE.  The Purchase Price shall be allocated among the  acquired  assets in  accordance  with  Section  1060 of the  Internal
Revenue Code and Treasury Regulations promulgated thereunder. In connection with the  determination  of the  foregoing  allocation  schedule,  the parties  shall cooperate  with each other and  provide  such  information  as any of them shall reasonably  request.  The parties will each report the federal,  state and local and  other  tax  consequences  of the  purchase  and  sale  contemplated  hereby
(including  the  filing  of  Internal  Revenue  Service  Form  8594) in a manner consistent with such allocation.

      2.3   PURCHASE PRICE ADJUSTMENT.

            2.3.1 The Purchase  Price assumes a net asset value at Closing of at least FOUR  MILLION  SEVEN  HUNDRED AND SIX  THOUSAND  AND TWO HUNDRED AND FORTY
DOLLARS ($4,706,240.00)  ("Target Net Asset Value") based on the net asset value of the  Business as of December  31,  2005 as set forth on SCHEDULE  2.3.1.  For purposes of this  Agreement,  the term "Net Asset  Value" shall have the meaning set for on SCHEDULE 2.3.1.

            2.3.2  Sellers  shall  conduct  a  physical  inventory  at or before
Closing,   in  accordance   with  generally   accepted   accounting   principles
consistently  applied and consistent with past practices ("CLOSING  Inventory").
Buyer shall have the right to observe the Closing Inventory.

            2.3.3 At Closing, Sellers shall provide Buyer an estimated Net Asset
Value schedule dated as of November 30, 2006 ("ESTIMATED  CLOSING DATE NET ASSET
VALUE  SCHEDULE")  prepared in accordance  with  generally  accepted  accounting principles and in a manner consistent with SCHEDULE 2.3.1.

            2.3.4 If the  TARGET NET ASSET  VALUE is greater  than the Net Asset
Value on the Estimated Closing Date Net Asset Value Schedule, the Purchase Price
shall be  decreased  by the  amount of the  difference.  If the TARGET NET ASSET
VALUE is less than the Net Asset Value on the  ESTIMATED  CLOSING DATE NET ASSET
VALUE  SCHEDULE  the  Purchase  Price  shall be  increased  by the amount of the difference.

            2.3.5 Within 30 business days after  Closing,  Sellers shall provide to Buyer a net asset value  schedule dated as of the Closing Date ("CLOSING DATE
NET ASSET  VALUE  SCHEDULE")  prepared in  accordance  with  generally  accepted accounting  principles and in a manner  consistent  with SCHEDULE  2.3.1.  Buyer shall be allowed  immediate  access to all work papers and accounting  documents relevant to the  preparation of SCHEDULE 2.3.1,  the ESTIMATED  CLOSING DATE NET
ASSET VALUE SCHEDULE and the CLOSING DATE NET ASSET VALUE SCHEDULE.

            2.3.6 The Purchase Price adjustment shall be determined as follows:

                  2.3.6.1 If the Net Asset Value on the  CLOSING  DATE NET ASSET
VALUE  SCHEDULE is less than the Net Asset Value on the  ESTIMATED  CLOSING DATE
NET ASSET VALUE SCHEDULE, the Purchase Price shall be decreased by the amount of the  difference;  if the Net Asset  Value on the  CLOSING  DATE NET ASSET  VALUE
SCHEDULE is greater than the Net Asset Value on the  ESTIMATED  CLOSING DATE NET
ASSET VALUE SCHEDULE, the Purchase Price shall be increased by the amount of the difference.

                  2.3.6.2 Upon preparation and agreement of the CLOSING DATE NET
ASSET VALUE SCHEDULE,  final payment of the Purchase Price  Adjustment  based on the  CLOSING  DATE NET ASSET VALUE  SCHEDULE  shall be made within 30 days after agreement on the Purchase Price Adjustment.

            2.3.7 If the  parties  cannot  agree on the  CLOSING  DATE NET ASSET
VALUE SCHEDULE and the corresponding  final Purchase Price Adjustment by the end of the 30th  business  day after  Buyer's  receipt of the CLOSING DATE NET ASSET
VALUE SCHEDULE,  then the matter shall be referred to Ernst & Young,  first, and if it declines the  engagement  or there is an actual or  perceived  conflict of interest, then to KPMG, and if both shall decline the engagement then to another nationally  recognized  independent certified public accounting firm (other than
Deloitte and Touche and Buyer's  independent  auditor) selected jointly by Buyer and Sellers  ("INDEPENDENT  PUBLIC  ACCOUNTANTS") whose decision shall be final.
The Independent Public Accountants shall be guided in reaching their decision by this Agreement,  and then to the extent not  inconsistent by generally  accepted accounting principles as applied by Sellers in preparation of SCHEDULE 2.3.1 and applicable provisions of this Agreement.  The decision of the Independent Public
Accountants  shall be made within  thirty (30) days after their  retention,  and payment of the  Purchase  Price  Adjustment  shall be made  within ten (10) days thereafter.  The fees of the Independent Public Accountants shall be paid by the parties and allocated  among them based on their  estimate of the Purchase Price
Adjustment  and how  close it was to the  amount  ultimately  determined  by the
Independent  Public  Accountants,  with such  allocation to be determined by the
Independent Public Accountants.

3.    SELLERS'  REPRESENTATIONS  AND  WARRANTIES.  Sellers jointly and severally represent and warrant to the Buyer as follows:

      3.1  CORPORATE  STATUS.  ITW  is a  corporation  duly  organized,  validly existing  and in good  standing  under  the laws of the State of  Delaware.  ITW
Canada is a corporation  duly organized,  validly  existing and in good standing under the laws of Ontario,  Canada. Sellers have the corporate power to carry on its  business  as it is now  being  conducted.  Sellers  are duly  qualified  or licensed to do business  and are in good  standing as a foreign  corporation  in each  jurisdiction  in which the ownership or leasing of any Purchased  Asset or the transaction of business by the Business  requires them to be so qualified or licensed,  except where the failure to be so qualified or licensed  would not in the aggregate  reasonably be expected to have a material  adverse  effect on the operations  of the  Business  (as now  conducted),  or the  assets,  properties, rights,  prospects  or  condition  (financial  or  otherwise)  of Sellers,  or a combination thereof.

      3.2 CORPORATE POWER AND AUTHORITY.  Sellers have the full power, authority and legal right to execute,  deliver and  perform  this  Agreement,  the Bill of
Sale, the Intellectual Property Assignment (as such term is defined herein), and all other  agreements,  documents  and  instruments  required  to be executed by
Sellers pursuant hereto (collectively,  the "Seller Agreements").  All necessary corporate  action  has been  taken by Sellers  with  respect  to the  execution, delivery and performance by Sellers of this Agreement and the Seller  Agreements and the consummation of the transactions contemplated hereby and thereby, and no further corporate authorization will be necessary to authorize the execution and delivery by Sellers and the performance of its obligations  under this Agreement or the Seller Agreements.  The Seller Agreements  constitute,  and when executed and delivered will constitute,  legal,  valid and binding  agreements of Sellers enforceable  against  Sellers in accordance  with their terms,  except as may be limited by bankruptcy,  insolvency  and other similar laws affecting  creditors'
rights generally and by general equity principles.

      3.3 NO CONFLICTS.  The execution,  delivery and  performance by Sellers of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not conflict  with or result in a violation  of or a default  under
(with or without  the giving of notice or the lapse of time or both) (i) any law applicable to Sellers or any of the  properties or assets of Sellers  (including the Purchased Assets), (ii) the certificate of incorporation or by-laws or other organizational  documents  of Sellers,  (iii) any  contract,  agreement or other instrument  to which  Buyer will be bound  after the  Closing  Date,  except for violations or defaults which would not, individually or in the aggregate, have a material adverse effect on the business,  properties, related to or arising from contracts  not  assumed  hereunder,  or which  (iv)  violate  any  order,  writ, injunction,  decree,  judgment,  ruling, law, rule or regulation of any federal, state, county,  municipal or foreign court or governmental  authority applicable to the Sellers or relating to the Business or Purchased  Assets. No governmental approval  or other  consent is  required  to be  obtained  or made by Sellers in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

      3.4  FINANCIAL  STATEMENTS.  Sellers  have  delivered  to Buyer  unaudited financial  statements of the Business as of and for the periods  ended  December
31,  2004 and  December  31, 2005 (the  "FINANCIAL  STATEMENTS")  and  unaudited financial  statements for the  eleven-month  period ended November 30, 2006 (the
"NOVEMBER FINANCIAL STATEMENTS"). With the exception of December 31, 2004, which only includes a statement of income, the Financial  Statements include a balance sheet  and  statements  of  income  and a cash  flow  statement.  The  Financial
Statements  have been  prepared  in all  material  respects in  accordance  with generally accepted accounting principles ("GAAP")  consistently applied,  except that the Financial  Statements omit footnotes that would ordinarily be contained in  accordance  with  GAAP.  To the  extent  that  footnotes  to  the  Financial
Statements  have not been  delivered  to Buyer,  such  footnotes  do not contain information  that may reasonably have a material adverse effect on the Business.
The balance  sheet  included in the  Financial  Statements  does not include any assets or  liabilities  (other than the Excluded  Assets) that do not constitute part  of the  Business  or the  Purchased  Assets  after  giving  effect  to the transactions contemplated hereby, and presents fairly the financial condition of the  Business as of the date of such  balance  sheet.  The  statement  of income included in the Financial Statements does not include any footnote references or reflect the  operations of any entity or business that do not  constitute a part of the Business after giving effect to all such transactions and presents fairly the results of operations of the Business for the period indicated.

      3.5  TAXES.  Sellers  have (or by the  Closing  will have) duly and timely filed all federal,  state, county, local and foreign income,  excise,  property, sales and other tax returns relating to the Business  required to be filed on or before the Closing Date. In addition,  Sellers have paid (or by the Closing will accrued for or have paid) all taxes relating to the Business including,  but not limited to income,  unitary,  sales,  use, ad valorem,  franchise,  withholding, payroll, excise, property,  custom, duty or other tax, governmental fee or other like  assessment  or  charge  of any kind  whatsoever  (collectively,  "TAXES"), together  with any  interest or penalty,  which have become due or payable on or prior to the Closing. With respect to the period prior to the Closing, all Taxes required  to be  withheld  by or on behalf of the  Sellers  in  connection  with amounts paid and social security  contributions due or owing with respect to any employee,  independent  contractor,  creditor or other party with respect to the
Business  have  been (or by the  Closing  will  have  been)  withheld,  and such withheld  Taxes  either  have been or will be duly and timely paid to the proper governmental authorities or set aside in accounts for such purpose.

      3.6  LITIGATION.  Except  as  disclosed  on  SCHEDULE  3.6,  there  is  no litigation,  arbitration,  investigation  or other  proceeding  of or before any court,  arbitrator or  governmental  or regulatory  official,  body or authority pending or to Sellers' knowledge threatened against Sellers which relates to any of the Purchased Assets,  the Business or the transactions  contemplated by this
Agreement,  nor to the best of  knowledge of Sellers is there any basis for such litigation,  arbitration,  investigation or other proceeding.  Sellers are not a party to any judgment,  order, writ,  injunction,  decree or award of any court, arbitrator or  governmental  or  regulatory  official,  body or authority  which affects the Purchased Assets or the Business or the transactions contemplated by this  Agreement.  The Sellers  have not received or suffered any claim(s) in the past five (5) years  which  individually  exceed  Twenty Five  Thousand  Dollars
($25,000.00)  or One  Hundred  Thousand  Dollars  ($100,000)  in  the  aggregate relating to the Purchased Assets or the Business involving (i) personal injuries or  property  damage  which were  caused or  alleged to have been  caused by the products of the Business; or (ii) product defects or warranty  non-conformities;

or (iii) any other claim for contribution or indemnification against the Sellers with respect to the operations of the Business.

      3.7 COMPLIANCE WITH LAWS AND OTHER  INSTRUMENTS.  Except for environmental matters  which are the subject of SECTION 3.15 hereof,  Sellers have complied in all material  respects with all existing laws, rules,  regulations,  ordinances, orders,  judgments and decrees now applicable to the Business, its operations as presently  conducted,  or the  Purchased  Assets  except where the failure to so comply would not have a material adverse effect on the Business or the Purchased
Assets individually or in the aggregate. Except as set forth in SCHEDULE 3.7, to the  best  of  Sellers'  knowledge,  neither  the  ownership  nor the use of the
Purchased  Assets in the Business,  nor the conduct of the  Business,  conflicts with the rights of any other person,  firm or corporation  or violates,  with or without the giving of notice or the passage of time,  or both,  or will violate, conflict  with or result in a  default,  right to  accelerate  or loss of rights under, any terms or provisions of its certificate of incorporation or by-laws as presently  in effect,  or any lien,  encumbrance,  mortgage,  deed of trust,  or license to which Sellers are a party or by which Sellers or the Purchased Assets may be  bound  or  affected,  except  for  conflicts,  violations  and  defaults disclosed on SCHEDULE 3.7, which would not in each case or in the aggregate have a material adverse effect on the Business.

      3.8 TITLE TO PROPERTIES.  Except for Permitted  Liens (as defined  below),
Sellers have good,  valid and  marketable  title to all of the Purchased  Assets free and clear of all  liens,  pledges,  security  interests,  charges,  claims, restrictions  and  other  encumbrances  and  defects  of  title  of  any  nature whatsoever.  Sellers have the unrestricted right to sell the Purchased Assets as herein  provided.  For purposes of this Agreement , the term  "PERMITTED  LIENS"
means:  (a) liens for taxes that are not yet due or  delinquent;  (b) easements, covenants,  restrictions  and/or rights of way which do not,  individually or in the aggregate,  materially interfere with the right or ability to use or operate real property in the manner in which such real property is currently  used;  (c)
statutory  liens  created in the  ordinary  course of business  that are not yet delinquent  or which  are  being  contested  in good  faith  and  which are not, individually or in the aggregate,  material to the Sellers or the Business;  (d)
imperfections  in title or  encumbrances,  if any, which are not  substantial in amount, do not materially detract from the value of the property subject thereto and do not  materially  restrict  or  impair  the  use of such  property  in the
Business; (e) zoning,  building or similar restrictions relating to or affecting the real property  used by the Sellers in the conduct of the  Business;  and (f)
the  Assumed  Liabilities.  Except in the  ordinary  course of  Business,  since
December 31, 2005,  Sellers have not sold,  transferred or otherwise disposed of any of the assets  located at the 1500 Facility or at Amber  Engineering.  There
are sufficient  Tangible  Assets  transferred  hereunder at the 1500 Facility to carry on the  Business  at that  facility  in its  normal  course as it is being conducted as of the Closing Date.

      3.9   CONTRACTS.

            3.9.1   SCHEDULE   1.1.4  lists  certain  of  the  contracts   being
transferred  from  Sellers to Buyer as of the Closing  Date as provided  therein
(the "Assumed Contracts").

            3.9.2  Except  for  (a)  changes   caused  by  partial  or  complete
performance prior to Closing,  and (b) general  principles of equity,  including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and other similar doctrines  affecting the  enforceability of agreements generally and applicable bankruptcy, insolvency, reorganization,  moratorium and other  similar laws of general  application  affecting  creditor's  rights,  all
Assumed Contracts are valid, binding, and in full force and effect, according to their terms.

            3.9.3  There  exists no default by the  Sellers or by another  party thereto of which Sellers are aware,  nor has any event  occurred  which with the passage of time or giving of notice would  constitute a default by Sellers under

the  contracts,   agreements,   commitments  and  undertakings,   including  all
amendments and supplements thereto and modifications thereof, listed in SCHEDULE
1.1.4.

            3.9.4  Sellers  are not  aware of any  dispute,  complaint  or other material  disagreement  with  any  of  the  suppliers,  vendors,  manufacturers, representatives or customers listed on SCHEDULES 1.1.4(I), 1.1.4(II) 1.1.4(III),
1.1.4(IV),  OR 1.1.4(V),  nor have  Sellers  been  notified by any such party of their intent to discontinue business with Sellers or materially modify the terms upon  which  such  party  does  business  with the  Sellers as it relates to the
Business.

      3.10 INTELLECTUAL  PROPERTY (i) SCHEDULE 1.1.6 hereto contains an accurate list of the patents, patent applications, trademark registrations and common law trademark  rights  transferred  hereunder,  which have been recorded in Sellers'
name (except for common law trademarks) and to the knowledge of the Sellers, all registered,  issued patents and  registered and common law trademarks  excluding
POLYMER BATTEN STRIP and US Pat.  6,722,095  (see SCHEDULE  1.1.6) are valid and enforceable,  and together with the  intellectual  property  license  granted in
Section 12, contains all  Intellectual  Property Assets used by Sellers in their conduct of the Business except as specifically set forth in SCHEDULE 1.1.6.

      (ii) The execution, delivery and performance of the Sellers Agreements and the consummation of the transactions  contemplated  hereby will not constitute a
breach  of  any   instrument  or  agreement   governing  any  rights  under  the
Intellectual  Property  Assets,  will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any  Intellectual  Property
Assets  or  impair  the  right  of the  Business  to use,  sell or  license  any
Intellectual Property Asset or any portion thereof.

       (iii) Neither the manufacture,  marketing,  license, sale or intended use of any  tangible  products  currently  sold by  Sellers as of the  Closing  Date violates any license or agreement  between  Sellers and any third party relating to such product or infringes any intellectual property right of any other party, and there is no pending claim or litigation contesting the validity and Sellers'
ownership or right to use, sell, license or dispose of any Intellectual Property
Asset,  nor have Sellers  received any notice  asserting  that any  Intellectual
Property  Asset or the  proposed  use,  sale,  license  or  disposition  thereof conflicts or will conflict with the rights of any other party,  and Sellers have neither licensed the use of the Intellectual  Property Assets to any third party nor  permitted  the use by any third  party of the same in a manner  which would infringe  the  trademark  rights of Sellers;  provided,  however,  that sales of roofing plates, including without limitation, stress plates and EYE HOOK(R) Seam
Plates are sold subject to royalty bearing License Agreements between Seller and
Engineered  Construction  Components  (America)  Inc. as  identified on SCHEDULE
3.10, which are assignable and shall be assigned to Buyer hereunder upon Buyer's acquisition of the Business.

      (iv) Sellers have not received any notice and are not otherwise aware that any current or prior  members,  officers,  employees or  consultants  of Sellers claim an  ownership  interest in any of the  Intellectual  Property  Assets as a result of  having  been  involved  in the  development  of such  property  while employed by or consulting to the Business or otherwise.

      3.11 GUARANTIES. None of the obligations or liabilities of Sellers arising in  connection  with the  Business  is  guaranteed  by, or  subject to a similar contingent liability of any other person, firm or corporation.

      3.12  RECEIVABLES.  All accounts  receivable  and notes  receivable of the
Sellers  that are  included  in the  Purchased  Assets  pursuant  to Section 1.1
(collectively,  the "ACCOUNTS  RECEIVABLE")  represent or will  represent  valid obligations  arising from sales actually made or services actually  performed in the ordinary course of business.  All of such Accounts  Receivable  arose out of bona fide,  arms-length  transactions  for the sale of goods or  performance  of services and shall be good and collectable except to the extent reflected in the

                                       10

reserves on the Company's balance sheet. To the knowledge of the Sellers,  there is no contest,  claim or right of set-off,  other than  returns in the  ordinary course of business,  under any material contract with any obligor of an Accounts
Receivable  relating to the amount or validity of such Accounts Receivable as of the date of the Financial Statements.

      3.13  INVENTORY.  All items of Sellers'  inventory  and  related  supplies
(including raw materials,  work-in-process and finished goods) that are included in  Purchased  Assets  pursuant  to SECTION  1.1 are in the  ordinary  course of business as first  quality goods at normal  mark-ups;  except as reserved for on the  Financial  Statements,  are not  obsolete,  slow-moving  or below  standard quality  and are  valued at  standard  cost in  accordance  with the  applicable generally accepted accounting principles as consistently applied by Sellers.

      3.14  REAL  PROPERTY.   Sellers  lease  the  1500  Facility  (the  "Leased
Premises")  pursuant to that certain  Standard  Industrial  Lease Agreement (the
"Lease"),   dated  October  29,  2002  between  ITW,  as  tenant,   and  AMB-SGP
CIF-Illinois,  L.P., a Delaware limited partnership ("Landlord"), as landlord, a true,  correct and complete copy of the Lease being attached  hereto as SCHEDULE
3.14. The Lease is in full force and effect and has not been modified or amended in any respect.  The Lease  constitutes  the full  agreement of ITW and Landlord with  respect to the Leased  Premises.  There are no  subleases  or tenancies or licenses of any portion of the Leased Premises.  The only occupant of the Leased
Premises  is ITW.  ITW has legal and valid  occupation  of and permits and other required  licenses or  governmental  approvals for the 1500 Facility  (copies of which have been  delivered to the Buyer).  Except as described in SCHEDULE 3.14, to the best of Sellers'  knowledge,  ITW is a tenant in good standing  under the
Lease,  free of any default or breach whatsoever and quietly enjoys the premises provided for therein and has no  knowledge  of any event which,  with or without the giving of notice and passage of time, will constitute a default by ITW under the  Lease.  Except as  described  in  SCHEDULE  3.14,  to the best of  Sellers'
knowledge  the  Landlord is not in default  under the Lease and Sellers  have no knowledge of any event  which,  with or without the giving of notice and passage of time,  will  constitute a material  default by the Landlord  under the Lease.
Rental and other  payments  due under the Lease  have been duly  made,  each act required to be performed  which, if not performed,  would  constitute a material breach  under  the  Lease has been duly  performed  and no act  forbidden  to be performed  has been  performed  under  the  Lease  which,  if  presented,  would constitute a material breach thereof.  ITW is the current tenant under the Lease and has the full right and  authority  to assign the Lease to Buyer  (subject to consent  from  landlord),  and no other  person has any  interest in or claim to
ITW's  interest  in the  Lease.  The  Leased  Premises  are  free  and  clear of judgments,  claims,  executions,  liens, taxes and assessments due by or against
ITW and ITW has paid all  costs for work done or caused to be done by ITW in the
Leased  Premises  which  could  result in any  lien,  judgment,  encumbrance  or execution to be filed or attached on the tenant's  interest in the Lease, on the
Lease Premises, on the Landlord's interest in the Leased Premises or on the land on which the Leased Premises is situated.

      3.15  ENVIRONMENTAL  MATTERS  Except as disclosed on SCHEDULE  3.15,  with respect to the 1500  Facility  and the  Business to the extent  conducted at the
1500 Facility:

            3.15.1      Sellers have not, and to Sellers' knowledge, no other
person (including without limitation, any prior owner, lessee or occupant of the 1500 Facility), deposited or caused to be deposited under or into the ambient air, surface water, groundwater, land surface, or subsurface strata, any solvents, pollutants, chemicals, flammables, contaminants, gasoline, petroleum products, crude oil, explosives, radioactive materials, hazardous materials or industrial or other hazardous or toxic materials, substances, or wastes, or polychlorinated biphenyls or related or similar materials, asbestos or any material containing asbestos, any underground storage tanks, any air, soil or water contamination or any other hazardous substance or material (collectively, the "HAZARDOUS SUBSTANCES") in material violation of any applicable federal, state or local governmental law, rule, regulation or ordinance  including, without limitation, the Comprehensive Environmental
Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. ss.
9601, et. seq.), the Hazardous Materials Transportation Act, as amended (49

                                       11

U.S.C. ss.  1801, et. seq.), the Resource Conservation and Recovery Act, as
amended (42 U.S.C. ss.  6901 et. seq.), the Federal Water Pollution Control
Act, as amended (33 U.S.C. ss.  1251 et. seq.), the Clean Air Act, as amended
(42 U.S.C. ss.  7401 et. seq.) the Toxic Substances Control Act, as amended (15
U.S.C. ss.  2601 et. seq.), the Clean Water Act, as amended (33 U.S.C. ss. 1251
et. seq.) (collectively all such laws, rules, ordinances, or regulations, including, without limitation, all federal, state and local laws, statutes, codes, rules, regulations, common law or other legal requirements relating to the environment, natural resources, and public or employee health and safety called herein, "ENVIRONMENTAL LAWS");

            3.15.2 Sellers have not, and to Sellers' knowledge,  no other person
(including without  limitation,  any prior owner, lessee or occupant of the 1500
Facility), used, generated, manufactured, refined, transported, treated, stored, handled, disposed, transferred,  produced, processed or in any manner dealt with
Hazardous  Substances in, on, over,  under or about the 1500 Facility  except in compliance, in all material respects, with applicable Environmental Laws;

            3.15.3 Sellers have obtained, and to Sellers' knowledge,  each prior owner,  lessee or occupant of the 1500  Facility  obtained,  all  registrations, permits,  licenses,  and other material  authorizations which are required under applicable federal,  state and local laws and regulations  relating to pollution
or  protection  of  the   environment   including,   but  not  limited  to,  all
Environmental  Laws and including  all laws  relating to emissions,  discharges, releases,  or threatened releases of Hazardous  Substances  (including,  without limitation,  into the ambient air, surface water, groundwater,  land surface, or subsurface  strata)  or  otherwise  relating  to  the  manufacture,  processing, distribution,  use,  treatment,  storage,  disposal,  transport  or  handling of
Hazardous Substances;

            3.15.4 Sellers are in compliance in all material respects,  with all terms and  conditions  of such  required  registrations,  permits,  licenses and authorizations;  and Sellers are also in compliance,  in all material  respects, with all other limitations,  restrictions,  conditions, standards, prohibitions, requirements,  obligations, schedules and timetables contained in the applicable
Environmental Laws or contained in any applicable regulation, code, plan, order,
decree,  judgment,   injunction,   notice  or  demand  letter  issued,  entered,
promulgated or approved thereunder;

            3.15.5 There is no civil,  criminal, or administrative action, suit, demand, claim, hearing, notice of violation,  investigation,  proceeding, notice or demand letter pending,  or, to the knowledge of Sellers,  threatened  against the Sellers  with  respect to the  Business  relating in any way to (i) Sellers'
use,  operation or occupancy of the 1500 Facility and the Environmental  Laws or
any regulation,  code, plan,  order,  decree,  judgment,  injunction,  notice or demand letter issued,  entered,  promulgated,  or approved  thereunder,  or (ii)
Sellers'  use,  operation or occupancy of the 1500 Facility and the release into the environment of any Hazardous Substances; and

            3.15.6 Sellers have no knowledge of any underground storage tanks or above ground storage tanks ever located on, in or under the 1500 Facility.

            3.16 BROKERS.  Except for the fees owed to Lincoln International for which the Sellers will be responsible for payment,  Sellers have not directly or indirectly  dealt with anyone acting on their behalf in the capacity of a finder or broker (or investment advisor), and have not incurred and shall not incur any obligation for any finder's,  broker's or investment banking fee, related to the transaction contemplated herein.

      3.17 LICENSES AND PERMITS. The Sellers hold and are in compliance with all licenses, permits, concessions, grants, franchises, approvals and authorizations used in the Business.

                                       12

      3.18 EMPLOYEE  BENEFITS.  SCHEDULE 3.18 hereto contains a complete list of all of the  employees  and  employee  contracts  of the  Business as of the date hereof  that are  being  transferred  hereunder,  including  the rate of pay and current annual compensation for each such employee, and bonuses, if any, paid to each employee listed.  None of the employees listed in SCHEDULE 3.18 hereto is a member of any labor union which has a contract or agreement with the Sellers.

      3.19  ABSENCE  OF  CERTAIN  CHANGES  AND  EVENTS.  Except  as set forth on
SCHEDULE 3.19,  since July 31, 2006,  Sellers have conducted the Business in the ordinary  course  consistent  with their prior practices and there has not been,
with  respect  to  the  Business,   the  Purchased  Assets  and/or  the  Assumed
Liabilities, as the case may be:

            3.19.1 Any material  adverse  change in the results of operations of the Business (as now conducted), or the assets, properties,  rights or condition
(financial or otherwise) of Business, or combination thereof (a "Seller Material
Adverse Effect");

            3.19.2 Any  material  change made by Sellers in the methods of doing business  or in  the  accounting  principles  or  practices  or  the  method  of application of such principles or practices;

            3.19.3 Any mortgage, pledge, lien, security interest, hypothecation, charge or other  encumbrance  imposed or agreed to be imposed on or with respect to the 1500 Facility which will not be discharged  prior to the Closing,  except for Permitted Liens;

            3.19.4 Any damage,  destruction  or similar loss with respect to the
Business or the Purchased Assets, whether or not covered by insurance, in excess of $100,000 individually, or $250,000 in the aggregate;

            3.19.5      Any  strike,   picketing,   work   slowdown  or  labor
disturbance with respect to the Business; or

            3.19.6  Any  increase  in  amounts  payable by Sellers to or for the benefit of or committed to be paid by Sellers to or for the benefit of any agent or employee of Sellers, in any capacity, whether in the form of salary, bonus or otherwise,  or in any benefits  granted under any bonus,  stock  option,  profit sharing, pension, retirement, deferred compensation,  insurance, or other direct or indirect benefit plan with respect to any such person,  except for changes in compensation  in the ordinary course of business and not to exceed 10% per annum in any instance.

      3.20 CUSTOMERS.  To the knowledge of Sellers, none of the customers of the
Business has informed  Sellers of their intent to terminate  their  contracts or arrangements related to the Business as a result of the transaction contemplated by this Agreement.

      3.21  DISCLOSURE.  To the  knowledge  of  Sellers,  no  representation  or warranty of Sellers contained in this Agreement contains any untrue statement of a  material  fact,  or omits a material  fact  required  to make the  statements herein, in light of the circumstances  under which they were made and when taken as a whole, not misleading. To the best of Sellers' knowledge,  there is no fact which adversely affects in any material respects, or in the future may adversely affect in any material respects, operations,  affairs, condition or prospects of the Business or the Purchased  Assets which has been set forth in this Agreement or in the documents,  instruments,  certificates or Schedules furnished pursuant hereto.

4.    BUYER'S  REPRESENTATIONS AND WARRANTIES.  Buyer represents and warrants to
Sellers as follows:

                                       13

      4.1 CORPORATE  STATUS.  Buyer is a  corporation  duly  organized,  validly existing and in good standing under the laws of the State of New York.

      4.2 CORPORATE POWER AND AUTHORITY. Buyer has the full power, authority and legal  right to  execute,  deliver  and  perform  this  Agreement  and all other agreements,  documents and instruments required to be executed by Buyer pursuant hereto  (collectively,  the "Buyer Agreements").  All necessary corporate action has been taken by Buyer with respect to the execution,  delivery and performance by Buyer of this  Agreement,  the Buyer  Agreements and the  consummation of the
transactions   contemplated  hereby  and  thereby,   and  no  further  corporate
authorization will be necessary to authorize the execution and delivery by Buyer and the  performance  of its  obligations  under  this  Agreement  or the  Buyer
Agreements.  The Buyer  Agreements  constitute,  and when executed and delivered will  constitute,  legal,  valid and  binding  agreements  of Buyer  enforceable against  Buyer in  accordance  with  their  terms,  except as may be  limited by bankruptcy,  insolvency  and other  similar  laws  affecting  creditors'  rights generally and by general equity principles.

      4.3 NO CONFLICTS. The execution, delivery and performance by Buyer of this
Agreement, and the consummation of the transactions  contemplated hereby, do not and will not conflict  with or result in a violation of or a default under (with or  without  the  giving  of  notice  or the  lapse of time or both) (i) any law applicable to Buyer or any affiliate thereof, or any of the properties or assets of Buyer (including the Purchased Assets), (ii) the certificate of incorporation or by-laws or other  organizational  documents of Buyer,  or (iii) any contract, agreement or other instrument to which Buyer or any affiliate thereof is a party or by which Buyer or any of its  properties  or assets,  including the Purchased
Assets, may be bound or affected, except such violations or defaults which would not,  individually  or in the aggregate,  have a material  adverse effect on the business, properties,  financial condition or operations of the Business or (iv)
violate any order, writ,  injunction,  decree,  judgment,  ruling,  law, rule or regulation  of any  federal,  state,  county,  municipal  or  foreign  court  or governmental  authority  applicable  to the Buyer or relating to the Business or
Purchased  Assets.  No governmental  approval or other consent is required to be obtained or made by Buyer in connection  with the execution and delivery of this
Agreement or the consummation of the transactions contemplated hereby.

      4.4 LITIGATION. There is no legal action, suit, arbitration,  governmental investigation or other legal or administrative proceeding, nor any order, decree or judgment in  progress,  pending or in effect,  or to the  knowledge of Buyer, threatened  against or relating to Buyer in  connection  with or relating to the transactions contemplated by this Agreement, and Buyer does not know or have any reason to be aware of any basis for the same.

      4.5 BROKERS. Except for Lincoln International,  whose fees will be paid by
Sellers,  Buyer has not directly or  indirectly  dealt with anyone acting in the capacity of a finder or broker (or investment advisor) and has not incurred, and shall not incur, any obligation for any finder's, broker's or investment banking fee related to the transaction contemplated herein.

      4.6 NO RELIANCE. The consummation of the transactions contemplated by this
Agreement  is not done in reliance  upon any warranty or  representation  by, or information  from,  the  Sellers  of any  sort,  oral  or  written,  except  the
representations  and  warranties   specifically  set  forth  in  this  Agreement
(including  the  Schedules  hereto).  Without  limiting  the  foregoing,   Buyer
acknowledges that except as set forth elsewhere in this Agreement,  Sellers make no  representations  or warranties  concerning (i) any future  revenues,  costs, expenditures, cash flow, results of operations, financial condition or prospects that may result from the  ownership of the Business or (ii) the condition of the real and personal property of the Business.

      4.7 KNOWLEDGE OF INACCURACIES.  Neither Glen Kassan, Hubert McGovern,  Tom
Wagner nor Bob Murphy have any Actual Knowledge (as defined below), (i) that any of the  representations  or  warranties  of the  Sellers in this  Agreement  are

                                       14

inaccurate in any material respect,  (ii) of any material errors in, or material omissions from the  disclosure  schedules to this  Agreement,  or (iii) that the
Sellers are in material  breach of any agreement or covenant of this  Agreement.
As used in this Section 4.7, Actual  Knowledge means the knowledge of such party
(i) which was  obtained by  information  received by such party in writing  from
Sellers,  including but not limited to, E-mail communications,  or (ii) obtained from any written  material that has been included in the "data" room established by Sellers in connection with this transaction on or prior to the Closing Date.

5.    SELLERS' COVENANTS

      5.1 CONSENT OF THIRD PARTIES. To the extent that Sellers' rights under any purchase or sales order or other asset to be assigned to Buyer hereunder may not be assigned  without the consent of another  person,  which consent has not been obtained, this Agreement shall not constitute an agreement to assign the same if an attempted  assignment would  constitute a breach thereof or be unlawful,  and
Sellers shall use their  reasonable  efforts and Buyer shall cooperate to obtain any such required consent(s) if deemed necessary and/or advisable as promptly as practicable.  If any such  consent  shall not be  obtained  or if any  attempted assignment  would be  ineffective  or would  impair  Buyer's  rights  under  the instrument in question so that Buyer would not in effect  acquire the benefit of all  such  rights,  Sellers,  to the  maximum  extent  permitted  by law and the instrument,  shall use their reasonable efforts to act as Buyer's agent in order to obtain for it the benefits  thereunder  and shall  cooperate,  to the maximum extent  permitted by law and the instrument,  with Buyer in any other reasonable arrangement designed to provide such benefits to Buyer.

6.    ADDITIONAL AGREEMENTS

      6.1 BULK SALES COMPLIANCE.  Buyer hereby waives compliance by Sellers with the provisions of the Bulk Sales Law of any state, and Sellers warrant and agree to pay and  discharge  when due all claims of creditors  which could be asserted against  Buyer  by  reason  of  such  non-compliance  to the  extent  that  such liabilities are not specifically assumed by Buyer under this Agreement.

      6.2 FURTHER  ASSURANCES.  Sellers from time to time after the Closing,  at
Buyer's reasonable request and at Buyer's expense, will execute, acknowledge and deliver to Buyer such other instruments of conveyance and transfer and will take such other actions and execute and deliver such other documents,  certifications and further  assurances  as Buyer may  reasonably  request in order to vest more effectively  in Buyer,  or to put Buyer more fully in  possession  of any of the
Purchased  Assets,  or to better enable Buyer to complete,  perform or discharge any of the obligations with respect to the Assumed Liabilities.  Buyer from time to time after the Closing, at Sellers reasonable request and at Sellers expense, will take such actions and provide such  information  and  assistance as Sellers may reasonably request in order to better enable Sellers to complete, perform or discharge any of the obligations with respect to the Excluded Liabilities.

      6.3  EXPENSES.  Whether  or  not  the  transaction  contemplated  by  this
Agreement is  consummated,  all costs and expenses  incurred in connection  with this  Agreement  and the  transaction  contemplated  hereby shall be paid by the party incurring such expense.

      6.4 PUBLICITY.  No party shall publish any press release or make any other public announcement  concerning this Agreement or the transactions  contemplated hereby without the prior written consent of each other party; provided, however, that  nothing  contained  in this  Agreement  shall  prevent  any  party,  after notification to and consultation  with the other party,  from making any filings with  governmental  authorities  that,  in  its  judgment,  may be  required  or advisable in connection with the execution and delivery of this Agreement or the consummation of the  transactions  contemplated  hereby.  This Section shall not prevent any party from engaging in ordinary course business communications.

                                       15

      No party will,  except as may be required by law, disclose the price terms of the  transaction  contemplated  by this  Agreement  without the prior written consent of the other party.

      6.5. OFFERS OF EMPLOYMENT.  Buyer agrees that, on the Closing Date,  Buyer shall make offers of  employment to each of the  individuals  listed in SCHEDULE
6.5 except that any employee of the Business  who is absent from  employment  on the Closing Date due to a leave of absence shall not become an employee of Buyer until he or she returns to active employment  without  restrictions or with only such restrictions as are required to be accommodated under applicable law. Buyer hereby agrees to assume  responsibility  for placement of any employee listed on
SCHEDULE  6.5 upon return from a leave of absence to the extent such  individual has a right to reinstatement under the Family and Medical Leave Act or any other law or any written policy of Sellers  covering such rights of an employee of the
Business. Sellers shall be responsible for compliance with the Worker Adjustment and Retraining  Notification  Act (WARN) with regard to all employees not listed on  SCHEDULE  6.5 and  Buyer  agrees  to  indemnify  Sellers  from  all WARN Act obligations  solely  with  regard to the  individuals  listed in  SCHEDULE  6.5.
Notwithstanding the foregoing, Buyer shall have no future obligation to continue the employment of any employee, and no such employee shall be deemed to have any right to employment other than as explicitly provided herein.

            6.5.1   TRANSFEREES.   Buyer  agrees  that  individuals  who  accept
employment with the Buyer  ("TRANSFEREES")  shall commence to be employed by the
Buyer at  substantially  the same rate of pay as in effect on the  Closing  Date while such  individuals  were employed by the Business and shall carry-over such
Transferees years of service.

            6.5.2  BENEFITS.  With the exception of accrued  vacation pay on the books and records of the Sellers as provided for in Section 1.3.1.3, Buyer shall not assume  sponsorship of or  responsibility  for the employee benefit plans of the Business,  and shall have no  responsibility  to continue such plans.  Buyer shall provide the  Transferees all vacation  entitlement  earned as employees of the  Business  but not yet  received as of the Closing  Date and to continue for such  Transferees  Sellers'  vacation  policies through the calendar year of the
Closing Date and until thereafter  changed by written notice to the Transferees.
Buyer may include  Transferees in certain  employee  benefit plans  sponsored by
Buyer. Sellers shall provide Buyer with such information as Buyer may require to facilitate  the  inclusion  of  Transferees  into such plans.  Buyer shall offer
Transferees  health  and  dental  coverage  as of the  first  day  of the  month following the Closing Date,  such that Sellers shall have no  obligations  under
Section 4980B of the Code [COBRA] and Buyer agrees to indemnify Sellers from all such obligations with respect to all Transferees.

            6.5.3  SEPARATION  PAY.  Buyer  shall,  for a period of twelve  (12)
months after the Closing Date,  establish and maintain a separation  pay program for Transferees that is substantially equivalent to the separation pay available to employees  under  Sellers'  separation pay plan. The amount of separation pay for  Transferees  available  under Sellers'  separation pay plan is set forth in
SCHEDULE 6.5.

            6.5.4  THIRD  PARTY  BENEFICIARIES.  This  Agreement  is between the parties hereto only and nothing herein shall establish any  enforceable  rights, legal or  equitable,  in any person other than Buyer and Sellers,  including any employee of either such party. Any claim, including claims for benefits asserted by any person with  respect to his or her  employment  with Buyer after the date hereof shall be governed by the applicable  employment policies and such benefit plans which Buyer shall maintain for its employees,  construed under  applicable law. Nothing in this Agreement shall be deemed to restrict the right of Buyer to deal with  Transferees  as  employees  at will in the same manner as it would be free to deal  with  such  employees  in the  absence  of this  Agreement  and to terminate the employment of such Transferees at any time after the Closing Date.

                                       16

      6.6  NAME  CHANGE.  Except  as  otherwise  specifically  provided  in this
Agreement, as of the Closing, Buyer shall cease using the Buildex Trademarks and shall not adopt any name or term  confusingly  similar  thereto or to any of the trademarks of the Sellers.

      6.7 ACCOUNTS  RECEIVABLE  INCLUDED IN PURCHASED ASSETS.  After the Closing
Date,  Sellers  shall remit to Buyer weekly by wire transfer the proceeds of all accounts  receivable  of the  Business as of the Closing  Date,  which  accounts receivable shall include all accounts receivable from the exclusive customers of the  Business,  which  accounts  receivable  Sellers may collect,  together with supporting documentation.

      6.8 OTHER CASH  RECEIPTS.  Sellers  agree to receive as custodian of Buyer and promptly  forward on a weekly basis to Buyer all payments Sellers receive on or after the Closing  relating to business  conducted by Buyer after the Closing together with a schedule of such  collections.  Buyer shall provide Sellers with wire transfer  instructions.  In the event Buyer receives payments from Sellers'
customers  relating  to  accounts  receivable  or  other  Assets  not  purchased hereunder,  Buyer shall  promptly  forward  such  payments  to Sellers,  without deduction, set-off or counterclaim by Buyer.

      6.9  CONFIDENTIALITY.  Except as  necessary  for the  consummation  of the transactions  contemplated  by this  Agreement,  and except as and to the extent required  by law,  each  party  will  keep  confidential,  and  shall  cause its representatives, advisors, attorneys and financing sources to keep confidential, any  confidential  information  ("CONFIDENTIAL  INFORMATION")  obtained from the other  party  (the  "Disclosing  Party")  in  connection  with the  transactions contemplated by this Agreement. If this Agreement is terminated, each party will return  to  the  Disclosing  Party  or  destroy  all  Confidential  Information.
Notwithstanding  anything otherwise set forth herein,  Confidential  Information shall not include (i) publicly known information, (ii) information already known to the receiving party,  (iii) information  provided to the receiving party by a third party, not under an obligation of confidence to the Disclosing  Party, and
(iv) information  independently  developed by the receiving party without use or reference to the information provided hereunder.

      6. 10 COVENANT NOT TO COMPETE OR SOLICIT EMPLOYEES.  In furtherance of the sale of the  Business to Buyer and to protect the  Business'  value and goodwill and in  consideration  of the  Purchase  Price,  Sellers  agree that,  after the
Closing:

            6.10.1 For a period ending forty-eight (48) months after the Closing
Date  (the  "Non-Competitive  Period"),  neither  Sellers  nor  any of  Sellers'
affiliates will directly or indirectly (whether as owner,  consultant,  manager, principal,  agent,  shareholder,  partner or otherwise)  own,  manage,  operate, control,  participate  in, or be  connected  in any manner  with the  ownership, management,  operation, control or otherwise engage in any business which sells, manufactures produces or licenses the products included within the definition of the  Business  as set  forth in the first  "Whereas"  clause on page one of this
Agreement  within  the  United  States,   Canada  or  Mexico  (the  "Competitive
Territory"). The foregoing shall not prevent the Sellers or any affiliate of the
Sellers from acquiring the stock or assets of any entity which derives less than twenty  percent  (20%)  of its  aggregate  gross  revenues  from  a  Competitive
Business,  but in no event shall the aggregate gross revenues from a Competitive
Business  be  more  than  Five  Million  Dollars  ($5,000,000)  in any  trailing twelve-month  period (the "Acquired  Entity");  provided,  however that once the
Acquired  Entity  derived more than Five Million  Dollars  ($5,000,000)  of it's aggregate  gross revenues from operating a Competitive  Business  during the Non
Competitive Period,  Sellers or of any Sellers' affiliates,  as the ease may be, shall  divest such portion of the Acquired  Entity  involved in the  Competitive
Business  within one year from the date when such gross revenues were earned and shall operate the  Competitive  Business during such period it is being divested in the same manner as the Competitive Business has been operated when such gross revenues were earned.

            6.10.2 For a period ending forty-eight (48) months after the Closing
Date,  neither  Sellers nor any of  Sellers'Affiliates  will directly  induce or attempt to persuade FPM Heat Treating, B.L. Downey, and Amber Engineering or any

                                       17

of  their   affiliates,   to  terminate  or  alter  their  respective   business
relationships with the Business.

            6.10.3 For a period ending forty-eight (48) months after the Closing
Date,  neither  Sellers nor any of Sellers'  affiliates  will solicit to employ, employ or  otherwise  retain the  services of any person who was employed in the
Business at the Closing Date. For six (6) months after the Closing Date, Sellers and their  affiliates  shall be precluded  from hiring any  individual who is no longer employed by the Buyer,  contacts them on his or her own initiative or who responds  to a general  media  solicitation  not  directed  specifically  at the employees of the Business.

            6.10.4 In addition,  for a period of  forty-eight  (48) months after the Closing  Date,  Sellers  covenant and agree that neither  Sellers nor any of
Sellers'  affiliates  will divulge any trade  secrets,  customer  lists or other confidential proprietary information concerning the Business.

            6.10.5 Sellers acknowledge that a violation of this Section 6.10 may cause  Buyer  or the  Business  irreparable  harm  that  may  not be  adequately compensated for by money damages.  Sellers  therefore agree that in the event of any actual or  threatened  violation  of this  Section  6.10,  Buyer may proceed against  Sellers in law or in equity for such loss,  liability,  claim,  damage, expenses or other relief as a court may deem appropriate and in addition to such remedies  that  Buyer may have,  Buyer  shall be  entitled  to seek a  temporary restraining  order and to seek preliminary and final  injunctive  relief against
Sellers or such  Affiliate of Sellers to prevent any  violations of this Section
6.10,  without the  necessity  of posting a bond.  The  prevailing  party in any action  commenced  under this  Section  6.10 shall also be  entitled  to receive reasonable  attorneys' fees and court costs. It is the intent and  understanding of each  party  hereto  that  if,  in any  proceeding  before  any  governmental authority or  arbitrator  legally  empowered to enforce this Section  6.10,  any term,  restriction,  covenant  or  promise in this  Section  6.10 is found to be unreasonable  and for that reason  unenforceable,  then such term,  restriction, covenant or promise shall be deemed modified to the extent  necessary to make it enforceable by such governmental authority or arbitrator.

      6.11  SUPPLY  OF  WARRANTY  PARTS.  In order to  enable  Sellers  to honor warranty  obligations  retained by the Sellers  pursuant to Section  1.4,  Buyer agrees to sell  products to the Sellers at the then current OEM price.  If Buyer decides to  discontinue  any such  products,  then Buyer shall make available to
Sellers product-specific  tooling, drawings and design information and any other information  required  to produce  the  discontinued  products  or  provide  the necessary  warranty support for such discontinued  products (the "Warranty Parts
Information"), at the then wholesale fair market value of such Warranty Parts.

      6.12 THIRD PARTY  CONSENTS.  To the extent  that the  transfer of Sellers'
rights under any Purchase or Sales Order or other contract or right, entitlement or other asset to be assigned to Buyer hereunder may not be assigned without the consent of another person,  which consent has not been obtained,  this Agreement shall not constitute an agreement to assign the same if an attempted  assignment would  constitute a breach  thereof or be unlawful,  and Sellers shall use their best efforts and Buyer shall cooperate to obtain any such required consent(s) if deemed  necessary  and/or  advisable  as  promptly as  practicable.  If any such consent  shall  not  be  obtained  or  if  any  attempted  assignment  would  be ineffective  or would impair  Buyer's rights under the instrument in question so that Buyer would not in effect acquire the benefit of all such rights,  Sellers, to the maximum extent permitted by law and the instrument,  shall act as Buyer's agent in order to obtain for it the benefits  hereunder and shall cooperate,  to the maximum extent permitted by law, to provide such benefits to Buyer

                                       18

      6.13 REBATES. Sales rebates for each of the qualified customers are booked each month in the Income  Statement  and the liability is accrued on the Balance
Sheet.  The full  year  rebate  amounts  are  generally  paid  out to  qualified customers once a year.

       6.13.1  The  approximate  sales  rebate  calculation  as of  the  Closing
("Estimated  Rebate  Accrual  Amount")  shall be based on the  actual  sales for
January 1, 2006 through the day immediately  prior to the Closing Date, with the exception of Genflex Roofing Systems,  which is fully accrued as of November 30,
2006.  Sellers shall  transfer to Buyer the Estimated  Rebate Accrual Amount for each of the  qualified  customers on the Closing Date with the  calculation  for each such customer's rebate as listed on SCHEDULE 6.13.1.

       6.13.2  The  Buyer  shall  pay the  sales  rebate  due to each  qualified customer from the day immediately following the Closing Date until December 31,
 2006 (the "December  Rebate  Amount").  The Buyer shall pay the rebates to each qualified  customer for the full year of 2006 in accordance with Sellers' prior practice,  to the extent it is fully  accrued on Sellers'  Balance Sheet at the
 Closing Date,  no later than February 15, 2007.  Sellers will provide Buyer the
 Estimated  Rebate  Accrual Amount for 2006 through the day prior to the Closing
 Date.
      6.14 HEAT TREAT SERVICES.  After the Closing Date,  Sellers have agreed to pay directly to FPM, LLC (or FPM's moving  contractor) fifty (50) percent of the costs  incurred  for the removal of one heat treat  furnace;  and  Sellers  have agreed to pay to a floor  repair  contractor  fifty (50) percent for the related floor repair costs at the 1349 Facility.  It is estimated that Sellers' cost for such removal and floor  repairs is in the amount of  $200,000.  FPM plans to use the furnace being moved to continue to service the heat  treatment  needs of the
Buyer.

7.    CONDITIONS PRECEDENT

      7.1 CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS.  All obligations of Buyer under this Agreement are subject,  at the option of Buyer, to the fulfillment or satisfaction,  prior to or at the Closing,  of each of the following  conditions precedent:

            7.1.1  Sellers  shall have  performed  and  complied in all material respects with all  agreements  and  conditions  required by this Agreement to be performed by it prior to or at the Closing.

            7.1.2 All  covenants,  agreements  and  obligations  required by the terms of this  Agreement  to be  performed  by Sellers at or before the  Closing shall have been duly and properly performed in all material respects.

            7.1.3 All representations and warranties of Sellers contained herein or in any document  delivered  pursuant  hereto shall be true and correct in all material respects at and as of the date of the Closing.

            7.1.4 On the Closing Date, no suit, action or other  proceeding,  or injunction or final judgment relating thereto, shall be threatened or be pending before any court or  governmental or regulatory  official,  body or authority in which it is sought to restrain or prohibit or to obtain  damages or other relief in  connection  with this  Agreement  or the  consummation  of the  transactions contemplated  hereby,  and no investigation  that might result in any such suit, action or proceeding shall be pending or threatened.

            7.1.5 The Purchased  Assets shall not have been damaged or destroyed
(other than sales of inventory in the ordinary course of business).

                                       19

            7.1.6 All documents required to be delivered to Buyer at or prior to the Closing shall have been so delivered including, but not limited to:

                  7.1.6.1     Good Standing Certificate;
                  7.1.6.2     Company  Officer's   Certificate  as  to  (i)  the
                              representations  and  warranties  of  the  Company
                              contained  in Section  3, which  shall be true and
                              correct  on and as of the  Closing  Date  with the
                              same  effect as though  such  representations  and
                              warranties  had been made on and as of the Closing
                              Date and (ii) the Company shall have performed and
                              complied  with all  agreements,  obligations,  and
                              conditions  contained in this  Agreement  that are
                              required to be performed or complied with by it on
                              or before the Closing Date;
                  7.1.6.3     Legal  Opinion  of  Sellers'  counsel  in the form
                              attached hereto as Exhibit 7.1.6.3;
                  7.1.6.4     Transition Services Agreement by and between Buyer
                              and Sellers;
                  7.1.6.5     Assignment and  Assumption  Agreement by and among
                              Buyer,    Sellers,    and   AMB-SGP   CIF-Illinois
                              ("Landlord"); and
                  7.1.6.6     Assignment and Assumption Agreement.

      7.2  CONDITIONS  PRECEDENT TO SELLERS'  OBLIGATIONS.  All  obligations  of
Sellers  under this  Agreement  are  subject,  at the option of Sellers,  to the fulfillment  or  satisfaction,  prior  to or at  the  Closing,  of  each  of the following conditions precedent:

            7.2.1  Buyer  shall have  performed  and  complied  in all  material respects with all  agreements  and  conditions  required by this Agreement to be performed by it prior to or at the Closing.

            7.2.2 All  covenants,  agreements  and  obligations  required by the terms of this  Agreement to be performed by Buyer at or before the Closing shall have been duly and properly performed in all material respects.

            7.2.3 All  representations  and warranties of Buyer contained herein or in any document  delivered  pursuant  hereto shall be true and correct in all material respects at and as of the date of the Closing.

            7.2.4 On the Closing Date, no suit, action or other  proceeding,  or injunction or final judgment relating thereto, shall be threatened or be pending before any court or  governmental or regulatory  official,  body or authority in which it is sought to restrain or prohibit or to obtain  damages or other relief in  connection  with this  Agreement  or the  consummation  of the  transactions contemplated  hereby,  and no investigation  that might result in any such suit, action or proceeding shall be pending or threatened.

            7.2.5 All documents  required to be delivered to Sellers at or prior to the Closing shall have been so delivered including, but not limited to:

                  7.2.5.1     Good Standing Certificate;
                  7.2.5.2     Company  Officer's   Certificate  as  to  (i)  the
                              representations  and  warranties  of  the  Company
                              contained  in Section  4, which  shall be true and
                              correct  on and as of the  Closing  Date  with the
                              same  effect as though  such  representations  and
                              warranties  had been made on and as of the Closing
                              Date and (ii) the Company shall have performed and
                              complied  with all  agreements,  obligations,  and
                              conditions  contained in this  Agreement  that are
                              required to be performed or complied with by it on
                              or before the Closing Date;

                                       20

                  7.2.5.3     Legal  Opinion  of  Buyer's  counsel  in the  form
                              attached hereto as Exhibit 7.2.5.3;
                  7.2.5.4     Transition Services Agreement by and between Buyer
                              and Sellers;
                  7.2.5.5     Assignment and  Assumption  Agreement by and among
                              Buyer,    Sellers   and   AMB-SGP,    CIF-Illinois
                              ("Landlord"); and
                  7.2.5.6     Assignment and Assumption Agreement.
            7.2.6 Buyer shall have paid the Purchase Price to Sellers.

8. THE CLOSING  The  Closing  (the  "CLOSING")  of the sale and  purchase of the
Purchased  Assets  shall take place on  December  28,  2006 at 10:00 AM (Central time) at the offices of ITW, 3600 West Lake Avenue,  Glenview,  Illinois,  or at
such other time and place as the parties may mutually agree upon in writing. The date of the Closing is herein referred to as the "Closing Date".

      8.1 PLACE AND DATE. The closing of the  transactions  contemplated by this
Agreement (the  "CLOSING")  shall take place on December 28, 2006 at the offices of ITW,  or at such other time and place  upon which the  parties  may agree and shall be  effective  at 11:59 p.m.  on such date.  The day on which the  Closing actually occurs is herein sometimes referred to as the "CLOSING DATE."

      8.2 ITEMS TO BE  DELIVERED  AT CLOSING.  At the Closing and subject to the terms and conditions herein contained:

            8.2.1 Sellers will deliver to Buyer the following:

                  8.2.1.1  a  general   instrument  of  sale,  and   conveyance,
                  assignment,  transfer and delivery  with respect to all of the
                  Purchased  Assets,  such  instrument  to be  in  the  form  of
                  SCHEDULE 8.2.1.1 hereto;

                  8.2.1.2 assignment of all patents, trademarks,  services marks listed on SCHEDULE 1.1.6,  and  applications  for any of them, showing  Sellers as assignor and Buyer as assignee,  in a form recordable with the appropriate government authority;

                  8.2.1.3     all of the Purchased Assets;

                  8.2.1.4     waivers and releases of liens if any; and

                  8.2.1.5     All documents and agreements referred to in
                  Section 7.1.6 hereto unless otherwise waived by the Buyer.

            8.2.2 Buyer will deliver to Sellers the following:

                  8.2.2.1     Purchase Price by wire transfer in immediately
                  available funds; and

                  8.2.2.2      All documents and agreements referred to in
                  Section 7.2.5 hereto unless otherwise waived by the Sellers.

            8.2.3 Buyer shall  disburse  funds in  accordance  with SCHEDULE 2.1 hereof.

                                       21

9.    INDEMNIFICATION

      9.1  SELLERS'   INDEMNIFICATION.   Subject  to  the  consummation  of  the
transaction  contemplated  by this  Agreement and to the express  limitations of this  Section  9,  Sellers  agree that  Sellers  will  indemnify,  save and hold harmless  Buyer from and  against  cost,  expense,  damage,  liability,  loss or deficiency suffered or incurred (including  reasonable attorneys' fees) by Buyer
(hereinafter "BUYER LOSSES") arising out of or resulting from:

            9.1.1 Any  inaccuracy  in any  representation  or the  breach of any warranty by the Sellers in or pursuant to this Agreement;

            9.1.2 Any  failure of the  Sellers  duly to  perform or observe  any term, provision, covenant, agreement, or condition in this Agreement required on the part of the Sellers to be performed  or observed  prior to, at, or after the
Closing;

            9.1.3 Any and all debts,  liabilities  or  obligations  of  Sellers, direct or indirect, fixed, contingent or otherwise,  which exist at or as of the date of the Closing or which arise after the  Closing,  from any act,  omission, transaction,  circumstance,  production  or sale of goods or services,  state of facts or other  condition which occurred or existed on or before the date of the
Closing,  whether or not then known,  due or  payable,  except to the extent (a)
reflected or reserved against on the face of the Financial  Statements,  and (b)
specifically assumed by Buyer pursuant to the terms of Section 1.3;

            9.1.4  Any  and all  losses,  liabilities  or  damages  suffered  or incurred by Buyer by reason of or in  connection  with the failure of Sellers to assume, pay, perform, or discharge any Excluded Liability; and

            9.1.5 Any and all  actions,  suits,  proceedings,  claims,  demands, assessments,  judgments,  costs and  expenses,  including,  without  limitation, reasonable legal fees and expenses, incident to any of the foregoing.

      9.2  BUYER'S   INDEMNIFICATION.   Subject  to  the   consummation  of  the
transaction  contemplated  by this  Agreement and to the express  limitations of this Section 9, Buyer agrees that Buyer will  indemnify,  save and hold harmless
Sellers  from  and  against  any  cost,  expense,  damage,  liability,  loss  or deficiency  suffered or incurred  (including  but not limited to all  reasonable
costs  and  expenses,   including   reasonable   attorneys'   fees)  by  Sellers
(hereinafter "SELLERS LOSSES") arising out of or resulting from:

            9.2.1 Any  inaccuracy  in any  representation  or the  breach of any warranty by the Buyer in or pursuant to this Agreement;

            9.2.2 Any failure of the Buyer to duly  perform or observe any term, provision,  covenant,  agreement, or condition in this Agreement required on the part of the  Buyer to be  performed  or  observed  prior  to,  at,  or after the
Closing;

            9.2.3  Any  and all  losses,  liabilities  or  damages  suffered  or incurred by Sellers by reason of or in  connection  with the failure of Buyer to assume, pay, perform or discharge any Assumed Liability; and

            9.2.4 Any and all  actions,  suits,  proceedings,  claims,  demands, assessments,  judgments,  costs and  expenses,  including,  without  limitation, reasonable legal fees and expenses, incident to any of the foregoing.

                                       22

      9.3   CLAIMS PROCEDURES FOR INDEMNIFICATION.

            9.3.1 NOTICE.  If following the Closing a party to this Agreement (a
"CLAIMANT")  wishes to make a claim for indemnity (the "CLAIM")  against another party (the  "INDEMNITOR"),  the  Claimant  shall  promptly  give the  Indemnitor written  notice of the basis for and  existence of the Claim  ("CLAIM  NOTICE"), setting forth all specifics of the Claim then known by the Claimant.

            9.3.2  RESPONSE.  If the Claim derives from a  third-party  claim or action  against the  Claimant,  the  Indemnitor  (i) may within ten (10) days of receiving  the  Claim  Notice  stipulate  in  writing  that it is  obligated  to indemnify for the Claim, and (ii) if it does so, may thereafter  promptly defend against the Claim in Claimant's  name and on it's behalf,  at  Indemnitor's  own cost and expense, with counsel reasonably satisfactory to the Claimant.

            9.3.3 ASSUMPTION OF CLAIM. If Indemnitor assumes the Claim, Claimant may at its  sole  cost and  expense  retain  counsel  of its own  choosing,  and
(subject to  negotiation  of a joint defense  agreement)  Indemnitor  will share relevant  information  with  Claimant's  counsel  and  consult  with  him  as to disposition of the Claim. However,  Indemnitor will retain ultimate control over the defense or settlement  of the Claim (in which the Claimant will  cooperate), with the proviso that Indemnitor may not without Claimant's consent (which shall not be unreasonably  withheld) agree to the entry of any order for  non-monetary relief which will be binding on Claimant,  its assets or operations.  Each party as a potential Claimant agrees that it will make available to any Indemnitor all of its  relevant  books and records and will,  at the  Indemnitor's  request and expense,  reasonably cooperate (and cause its officers,  directors and employees to cooperate) with the Indemnitor in the defense of the Claim.

            9.3.4   REJECTION  OF  CLAIM.   If   Indemnitor   fails  to  respond
affirmatively  within  ten (10) days of receipt  of a Claim  Notice,  it will be deemed  to have  denied  responsibility  for the  Claim.  If  Indemnitor  denies responsibility  for the Claim (or if it assumes  the  defense of the Claim,  but subsequently  fails to pursue the defense in good faith) the Claimant may assume the  defense of the Claim  with  counsel  of its own  choosing,  and the cost of counsel  will then be  subject  to  indemnity  pursuant  to this  Section  9. If
Claimant  assumes  the  defense  of a Claim,  it shall  have the sole  right and authority  to conduct  the defense  and/or  settle the Claim on such terms as it deems  appropriate,  but (subject to negotiation  of a joint defense  agreement)
shall share information concerning the Claim with Indemnitor or its counsel.

10.   LIMITATION ON INDEMNIFICATION

      10.1 TERM.  Buyer's right to  indemnification  under Section 9 shall apply only to those  matters  written  notice of which shall have been  delivered  not later than March 31, 2008 ; PROVIDED,  HOWEVER,  that as to notices with respect to claims  arising  from (i)  product  liabilities  related to or  arising  from
Sellers'  conduct  of the  business  prior to the  Closing  ("Product  Liability
Claims")or  (ii)  breaches  of the  representations,  warranties  and  covenants contained in Sections 3.1 Corporate  Status,  3.2 Corporate Power and Authority,
3.5 Tax, 3.8 Title to Properties and 3.15 Environmental  Matters, the term shall be five years from the Closing Date.

      10.2 EXTENSION FOR CERTAIN  CLAIMS.  If, prior to the expiration of any of said periods set forth in Section 10.1 above, Buyer or Sellers,  as the case may be, shall give written notice to the other identifying any covenant,  agreement, representation  or warranty  which is inaccurate or has otherwise been breached, setting forth in reasonable detail facts and circumstances showing that Buyer or
Sellers  have  suffered or incurred or  reasonably  may be expected to suffer or incur any damage, liability, loss or deficiency arising out of or resulting from such  inaccuracy  or breach,  then the  indemnity  contained  in Section 9 shall survive with respect to such  covenant,  agreement,  representation  or warranty until the Sellers or Buyer,  as the case may be, has  indemnified  and saved and held the other harmless therefrom or such matter is otherwise resolved.

                                       23

10.3 BASKET.  There shall be a threshold for all Claims asserted by either party against the other.  The  Claimant  shall be entitled  to  indemnification  or to reimbursement  of  associated  costs  and  expenses  if and to  the  extent  the aggregate amount of all such Claims and associated  costs and expenses  asserted against  the  other  party  equals  or  exceeds  One  Hundred  Thousand  Dollars
($100,000) ("BASKET"); notwithstanding anything in this Section 10.3, all Claims arising from breaches of the representations, warranties and covenants contained in Sections 3.1 Corporate  Status,  3.2 Corporate Power and Authority,  3.5 Tax,
3.8 Title to  Properties,  shall not be subject to the  limitation of the Basket and the amount of  indemnification  for all such Claims  shall be from the first dollar of such Claims without regard to the Basket.

      10.4 CAP. The maximum  amount of  indemnification  owed by either party to the other,  shall not  exceed,  in the  aggregate,  fifty  percent  (50%) of the
Purchase Price;  provided,  however,  that when a Claim arising from breaches of
the  representations,   warranties  and  covenants  contained  in  Sections  3.1
Corporate Status,  3.2 Corporate Power and Authority,  3.5 Tax, and 3.8 Title to
Properties and 3.15 Environmental Matters, the maximum amount of indemnification owed by Sellers may exceed, in the aggregate

      10.5 MATERIALITY.  For purposes of this Agreement,  in determining whether
there  is  an  inaccuracy  in,  or  action,   omission  or  statement  of  facts
inconsistent  with, any  representation  or warranty,  the terms  "material" and
"materially,"  when applicable to such  representation  or warranty shall mean a claim, loss, liability,  fine, violation or other similar or like expenses which exceed twenty-five  thousand dollars  ($25,000),  and "material adverse effect,"
when  applicable to such  representation  and warranty shall mean an effect that has occurred to the financial condition or results of operations of the Business which exceeds $25,000 for each individual  claim or group of claims arising from the  same  or  similar  events,  conditions  or  causes  of  conduct  for  which indemnification is being sought.

      10.6  KNOWLEDGE.  For purposes of this  Agreement,  any  reference to "the knowledge  of" or to  "the  best  knowledge  of"  Sellers,  when  modifying  any representation or warranty and when applied to the operations of the Business or to the Purchased  Assets,  shall mean that Thomas Southall,  Ramunas  Venclovas,
Alicia Wieder,  Diana Chang,  William  Spring,  Frank Heard and Tim Dunning each have no actual  knowledge,  whether or not  obtained  in the  exercise  of their respective corporate responsibilities,  that such representation and warranty is not  true  and  correct  to the  same  extent  as  provided  in  the  applicable representation and warranty, and further that such persons have taken no actions to avoid obtaining actual knowledge of any such matters.

      10.7 FURTHER MATTERS.  No liability will be recoverable by or on behalf of
Buyer in respect of any representation,  warranty or covenant to the extent that the event giving rise thereto was caused by compliance with the  requirements of this Agreement. In no event will consequential, exemplary or punitive damages be recoverable with respect to this Agreement by any party hereto.

      10.8  EXCLUSIVITY.  Except in the case of  fraud,  willful  misconduct  or criminal  conduct,  the remedies provided in Section 9 shall be exclusive of any other rights or remedies which might be available to a party upon the occurrence of any  event  described  in  Sections  9.1 or 9.2  hereof,  either  under  this
Agreement  or at law or in equity.  Nothing  contained  herein,  however,  shall preclude  a party  from  seeking  injunctive  or other  equitable  relief  under circumstances  where such relief is available,  with the proviso that the moving party shall not be entitled to ancillary  relief in the nature of damages or fee awards unless specifically provided for in this Agreement.

      10.9  INSURANCE  COVERAGE.  If a claim for  indemnification  is covered by insurance,  such  claim  for  indemnification  shall be  reduced  by the  amount actually  received  by Buyer from the  insurance  carrier.  Buyer shall make the reasonable commercial efforts necessary to pursue such insurance claim. However,
Buyer may,  concurrent  with continuing to pursue such insurance  claim,  make a

                                       24

claim for  indemnification  to Sellers  pursuant to this Section 10.9 hereof and shall be  entitled  to receive  payment on  account  of such Claim  pursuant  to
Sections 9 and 10 hereof  regardless of whether or not the insurance carrier has already  paid  for the  corresponding  insurance  claim.  Once  Sellers  pay the indemnification  claim to Buyer,  Buyer shall  continue to pursue such insurance coverage or assign such claim to Sellers and any monies received by Buyer at any time from any insurance carrier  regarding such claim,  shall be paid to Sellers by Buyer up to the full  indemnified  claim amount  previously  paid by Sellers.
Notwithstanding  anything  otherwise set forth above, the parties agree that the proceeds of any environmental insurance secured by Buyer shall not be subject to this Section 10.9 and Sellers shall have no claim or  entitlement  thereunder or right to indemnification reduction.

11.   DISPUTES

      11.1 DISPUTE  RESOLUTION.  Any dispute  arising out of or relating to this
Agreement, including, but not limited to, claims for indemnification pursuant to
Section 9, shall be resolved in accordance with the procedures specified in this
Section 11, which shall be the sole and exclusive  procedures for the resolution of any such disputes;  provided,  that all disputes with respect to the Purchase
Price  adjustment of Section 2.3 hereof shall be resolved solely as set forth in
Section 2.3.

      11.2  NEGOTIATION  BETWEEN  EXECUTIVES.  The parties shall attempt in good faith to resolve  any  dispute  arising  out of or  relating  to this  Agreement
promptly   by   negotiation   between   representatives   of  the   Sellers  and
representatives  of the Buyer.  All  negotiations  pursuant  to this  clause are confidential and shall be treated as compromise and settlement  negotiations for purposes of the Federal Rules of Evidence and State Rules of Evidence.

      11. 3 LITIGATION.  If the dispute has not been resolved as provided herein
within  thirty  (30)  days  of  the  initiation  of  such  negotiation   between
executives,  either party may initiate  litigation (upon prior written notice to the other party).

      11.4 PROVISIONAL REMEDIES.  The procedures specified in this Section shall be the sole and exclusive  procedures for the resolution of disputes between the parties arising out of or relating to this Agreement;  provided,  however,  that either party,  without prejudice to the above  procedures,  may file a complaint
(for statue of limitations or venue reasons) or seek  preliminary  injunction or other  provisional  judicial  relief,  if in its sole  judgment  such  action is necessary to avoid  irreparable  damage or to preserve  the status quo.  Despite such  action,  the parties  will  continue to  participate  in good faith in the procedures specified in this Section.

      11.5  PERFORMANCE  TO  CONTINUE.  Each party is  required  to  continue to perform its  obligations  under this Agreement  pending final  resolution of any dispute arising out of or relating to this Agreement.

      11.6 TOLLING STATUE OF LIMITATIONS.  All applicable statues of limitations and defenses based upon the passage of time shall be tolled while the procedures specified in Section 11.2 are pending. The parties will take such action, if any requires, to effectuate such tolling.

12. INTELLECTUAL  PROPERTY LICENSE To the extent any intellectual property owned by or licensed to the Sellers as of the Closing,  including without  limitation, any  patent,  patent  rights,  trademark,  trade  secret  or  copyright  rights, inventions,  processes,  formulas,  proprietary rights,  proprietary  knowledge, computer software,  source or object codes, trade secrets relating to or arising from any proprietary process,  used in the conduct of the Business by Sellers is not otherwise transferred hereunder,  Sellers hereby grant Buyer a non-exclusive royalty-free,  paid up  irrevocable  license to use such  intellectual  property
(with the right to  sublicense)  to conduct the Business  throughout  the World.
Such limited license shall be fully  transferable and assignable in the event of

                                       25

any future sale or transfer of the Business,  or any material  portion  thereof.
Buyer  hereby  grants to ITW an  exclusive,  royalty-free,  paid-up  irrevocable license (with the right to sublicense) to make, have made,  offer for sale, sell and/or  import any invention  claimed in any patent  and/or  patent  application listed on SCHEDULE 12 in any business other than the Business.

13.   MISCELLANEOUS

      13.1 ENTIRE  AGREEMENT.  This writing  constitutes the entire agreement of the parties with respect to the subject  matter  hereof and may not be modified, amended or terminated  except by a written agreement  specifically  referring to this  Agreement  signed  by all of the  parties  hereto.  Any and  all  previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement.

      13.2  WAIVER.  No  waiver  of any  breach or  default  hereunder  shall be considered  valid  unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent  breach or default of the same or similar nature.

      13.3 ASSIGNMENT. This Agreement may not be assigned by operation of law or otherwise, except that the Buyer may assign its rights to any direct or indirect wholly-owned  subsidiaries of the Buyer,  provided that no such assignment shall relieve  Buyer of its  obligations  hereunder,  and the Buyer  may  collaterally assign to any secured lender providing a credit facility to the Buyer all of the
Buyer's right, title and interest in and to this Agreement,  including,  but not limited  to, (a) all rights of the Buyer to receive  monies due or to become due to it  hereunder  or in  connection  herewith;  (b) all  rights  of the Buyer to indemnification and claims for damages or other relief pursuant to or in respect hereof; (c) all rights of the Buyer to perform and exercise remedies  hereunder;
and (d) all proceeds,  collections,  recoveries and rights of  subrogation  with respect to the foregoing.

      13.4 NOTICES. All notices and other  communications  hereunder shall be in writing  and  shall be  deemed  given  if  delivered  personally  or  mailed  by registered or certified mail (return receipt  requested),  email or facsimile to the parties at the following  addresses (or at such other address for a party as shall be specified by like notice):

If to Buyer:            OMG Roofing, Inc.
                        153 Bowles Road
                        Agawam, MA  01001-0508
                        Attention: Ellen Harmon, Esq.
                        Vice President and General Counsel

With a copy to:         Olshan Grundman Frome Rosenzweig & Wolosky LLP
                        Park Avenue Tower
                        65 East 55th Street,
                        New York City, New York 10022
                        Attention: Steve Wolosky, Esq.

If to Sellers:          Illinois Tool Works Inc.
                        3600 West Lake Avenue
                        Glenview, Illinois 60026
                        Attention: Thomas Hansen

                                       26

With a copy to:         Illinois Tool Works Inc.
                        3600 West Lake Avenue
                        Glenview, Illinois 60026
                        Attention: General Counsel

      13.5  HEADINGS.  The  paragraph  headings  contained  herein  are  for the purposes  of  convenience  only and are not  intended  to  define  or limit  the contents of said paragraphs.

      13.6  COUNTERPARTS.  This  Agreement  may  be  executed  in  one  or  more counterparts, all of which taken together shall be deemed an original.

      13.7  FACSIMILE  SIGNATURES.  Signatures  delivered by facsimile  for this
Agreement  or any  document  delivered  at Closing  shall be binding to the same extent as an  original.  At the  request of any party,  each other  party  shall re-execute  original  forms of such  documents  and  deliver  them to all  other parties.

      13.8 GOVERNING  LAW. This  Agreement and all  amendments  thereof shall be governed by and construed in  accordance  with the laws of the State of Delaware without reference to its conflict of law principles.  Each of the parties hereby irrevocably and  unconditionally  consents to submit to the  jurisdiction of the courts of the State of Delaware  and the courts of the United  States of America located in the State of Delaware for any actions,  suits or proceedings  arising out of or relating to this Agreement and the transactions contemplated hereby.

      13.9  SEVERABILITY.  Any provision of this  Agreement  which is invalid or unenforceable  in any  jurisdiction  shall be  ineffective to the extent of such invalidity or unenforceability  without invalidating or rendering  unenforceable the remaining  provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render  unenforceable such provision in any other jurisdiction.

      13.10 EXPENSES. The parties hereto shall pay their own expenses, including without limitation their legal fees and expenses,  incidental to the preparation of this Agreement,  the carrying out of the provisions of this Agreement and the consummation of the transactions contemplated hereby.

      13.11 NO BENEFIT TO OTHERS. The representations, warranties, covenants and agreements  contained in this  Agreement are for the sole benefit of the parties hereto and their  successors  and  assigns,  and they shall not be  construed as conferring any rights on any other persons.

      13.12  SCHEDULES  AND  EXHIBITS.  All Exhibits and  Schedules  referred to herein  are  intended  to be and  hereby  are  specifically  made a part of this
Agreement.  If a document or matter is  disclosed  in any Exhibit or Schedule of this  Agreement,  it shall be deemed to be  disclosed  for all  purposes of this
Agreement without the necessity of specific repetition or cross-reference.

      13.13 GUARANTY. All obligations,  including  representations,  warranties, commitments  and  covenants  of  the  Buyer  owing  to  the  Sellers  shall  be unconditionally and absolutely  guaranteed by OMG, Inc., a Delaware corporation and parent of Buyer  ("Parent").  The liability of Parent shall not be reduced, impaired or affected in any way (other than on account of payment) by reason of
 (a) any lack of prior  enforcement of any rights under this  Agreement  against
 Buyer,  (b) any  failure to  proceed  against  Buyer in advance of  proceedings against Parent,  or (c) the  commencement  of any  bankruptcy,  reorganization, liquidation, dissolution or receivership proceeding or case filed by or against
 Buyer.

                                       27

IN WITNESS  WHEREOF,  the parties  hereto have caused this  Agreement to be duly executed as of the date and year first above written.

OMG ROOFING, INC.                         ILLINOIS TOOL WORKS INC.
BY:                                       BY:

/s/                                       /s/
--------------------------------------    --------------------------------------
ITS:                                      ITS:

OMG, INC.                                 ITW CANADA, REPRESENTED BY ITS
                                          GENERAL PARTNER ITW CANADA
                                          MANAGEMENT COMPANY

BY:                                       BY:
/s/                                       /s/
--------------------------------------    --------------------------------------
ITS:                                      ITS:

                                       28